Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-03097) of La-Z-Boy Incorporated of our report dated June 27, 2008 relating to the financial statements of the La-Z-Boy Incorporated Retirement Savings Plan, which appears in this Form 11-K.
/s/PricewaterhouseCoopers LLP
Detroit, MI
June 27, 2008

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